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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3, No. 333-      ) and related Prospectus of
Cacheflow Inc. for the registration of 222,287 shares of its common stock and to the incorporation by reference therein of our report dated May 16, 2000, except as to Note 12 which is as of July 10, 2000, with respect to the consolidated financial statements and schedule of Cacheflow Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Walnut Creek, California
February 15, 2001